UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 24, 2024

Date of Report (Date of earliest event reported)

1-13948

(Commission file number)

MATIV HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	62-1612879
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 Kimball Place, Suite 600 Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

1-800-514-0186

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	MATV	New York Stock Exchange

☐  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 24, 2024, the Board of Directors of Mativ Holdings, Inc. (the “Company”) unanimously approved an organizational realignment plan (the “Plan”) that is expected to streamline organizational size and complexity and leverage business-critical resources to enhance customer support.

As part of the Plan, the Company plans to reorganize into the following two new segments starting in the first quarter of 2024: Filtration & Advanced Materials, focused primarily on filtration and protective solutions end markets, and Sustainable & Adhesive Solutions, focused primarily on the release liners, industrials, healthcare, and packaging and specialty papers end markets. The Company also intends to reduce its workforce, indexed toward senior levels of the organization, with most of these actions expected to be executed in the first quarter of 2024 (the “RIF”). Decisions regarding the elimination of positions as well as the timing of separations are subject to local law and consultation requirements in certain countries, as well as the Company’s business needs. Once these initial organizational design changes contemplated by the Plan are fully executed, the Company expects to achieve an annualized run-rate of $20 million of overhead cost reduction in 2024.

The Company estimates that it will incur approximately $15 million to $20 million in restructuring and restructuring-related charges in 2024 in connection with the Plan, consisting primarily of employee severance payments and other termination benefits, which are expected to be incurred predominantly in the first half of 2024. The foregoing estimated amounts do not include any non-cash charges associated with equity-based compensation.

The Company expects future initiatives under the Plan to include system integrations, further restructuring and transactional efficiencies, resulting in an additional $20 million in overhead cost reduction by the end of 2026. In total, the Company expects to reduce overhead costs by approximately 15%. At this time, the Company cannot reasonably estimate these charges, total costs or an estimated range of total costs associated with these future initiatives. The Company will file an amendment to this Current Report on Form 8-K once it makes a determination of such estimates or range of estimates, if any.

Further, the Company may incur additional expenses not currently contemplated due to events associated with the Plan. The charges that the Company expects to incur in connection with the Plan and run rate cost reductions are estimates and subject to a number of assumptions, and actual expenses or results may differ materially from those estimates disclosed above.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 24, 2024, the Company announced the following executive officer appointments, effective as of January 30, 2024:

•

Christoph Stenzel has been appointed as Group President, Filtration and Advanced Materials. Mr. Stenzel has served as President – Filtration of the Company since the closing of the Company’s merger with Neenah, Inc. on July 6, 2022. Prior to that, he spent almost 20 years at Neenah, Inc., serving in multiple leadership roles, including Vice President, Filtration.

•

Ryan Elwart has been appointed as Group President, Sustainable and Adhesive Solutions. Mr. Elwart joins the Company from Georgia-Pacific, where he spent the last 16 years in roles of increasing responsibility, most recently as Chief Customer Officer of Georgia-Pacific’s Consumer Products division.

•

Andrew Downard has been appointed as Chief Supply Chain Officer. Mr. Downard has served as Executive Vice President, Global Supply Chain of the Company since September 2022. Prior to that, Mr. Downard served as the Senior Vice President of Supply Chain, Operations, and Analytics for Apex Tool Group from 2017 to September 2022.

In connection with their appointments, Messrs. Stenzel, Elwart, and Downard will participate in the Company’s long-term equity compensation plan on an ongoing basis pursuant to the terms of the Company’s 2015 Long-Term Incentive Plan, all as determined by the Company’s Compensation Committee.

The selection of Messrs. Stenzel, Elwart, and Downard was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Messrs. Stenzel, Elwart, or Downard and any director or executive officer of the Company, and there are no transactions between Messrs. Stenzel, Elwart, or Downard and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The press release announcing the Plan and the foregoing executive officer appointments is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 24, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) that are subject to the safe harbor created by that Act and other legal protections. Forward-looking statements include, without limitation, those regarding positioning Mativ for long-term success and right-sizing Mativ’s administrative functions, the expected benefits of strategic restructuring actions, including reducing costs allowing Mativ to better support customers, Mativ’s expected financial position, business strategy, operating plans, capital and other expenditures, acquisitions and divestitures, and other plans and objectives related to the planned strategic restructuring actions, including increased run rate cost reductions, cash flow and returns, and continued de-leveraging, and other statements generally identified by words such as “believe,” “expect,” “intend,” “guidance,” “plan,” “forecast,” “potential,” “anticipate,” “confident,” “project,” “appear,” “future,” “should,” “likely,” “could,” “may,” “will,” “typically,” and similar words.

These forward-looking statements are prospective in nature and not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which Mativ will operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. No assurance can be given that such expectations will prove to have been correct and persons reading this presentation are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this press release. These statements are not guarantees of future performance and involve certain risks and uncertainties, and assumptions that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among others, general economic conditions, the preliminary nature of the estimates related to the strategic restructuring actions and the possibility that all or some of the estimates may change as Mativ’s analysis develops and additional information is obtained, Mativ’s ability to timely implement the strategic restructuring actions in a manner that will positively impact the Company’s financial condition and results of operations, the impact of the strategic restructuring actions on Mativ’s relationships with its employees, customers and vendors, the amount of costs, fees, expenses and charges related to the strategic restructuring actions and the possibility of unexpected costs, liabilities or delays in connection with the strategic restructuring actions, risks that the strategic restructuring actions disrupt current plans and operations of Mativ, and factors that may cause Mativ to be unable to achieve the expected benefits of the strategic restructuring actions. All forward-looking statements made in this Current Report on Form 8-K are qualified by these cautionary statements. Forward-looking statements herein are made only as of the date of this document, and Mativ undertakes no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. Also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mativ’s most recent annual report on Form 10-K for the year ended December 31, 2022 and any material updates to these factors contained in any of Mativ’s future filings with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATIV HOLDINGS, INC.
(Registrant)

By:	/s/ Mark W. Johnson
Mark W. Johnson Chief Legal Officer and Corporate Secretary

Dated: January 24, 2024